UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

DEFINITIVE NOTICE AND PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Cycle Country Accessories Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5929 Baker Road, Suite 400
Minnetonka, MN 55345

September 16, 2011

Dear Stockholder:

I am pleased to invite you to Cycle Country Accessories Corp.’s annual meeting of stockholders. This year’s meeting will be held on Wednesday, September 28, 2011, at the Company’s offices at 5929 Baker Road, Suite 400, Minnetonka, MN 55345, beginning at 8:30 a.m. local time.  Details of the business to be conducted at the annual meeting are given in the attached Notice of the Annual Meeting of Stockholders and Proxy Statement. A copy of our 2010 Annual Report on Form 10-K is also enclosed.

Whether or not you plan to attend the annual meeting, we hope you will have your shares represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy card. If you return your signed proxy but no voting instructions are given, your shares will be voted “For” the director nominee. If you attend the annual meeting, you may vote your shares in person even though you have previously signed and returned your proxy card. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy and voting instructions so that your vote will be counted if you later decide not to attend the meeting.

Very truly yours,

By:	/s/ Robert Davis
Robert Davis
Chairman and Chief Executive Officer

5929 Baker Road, Suite 400
Minnetonka, MN 55345

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 28, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Cycle Country Accessories Corp., a Nevada corporation, will be held on Wednesday, September 28, 2011, at 8:30 a.m., local time, at the Company’s offices at 5929 Baker Road, Suite 400, Minnetonka, MN 55345, for the purpose of (1) electing one (1) member of our Board of Directors to serve until the 2014 Annual Meeting of Stockholders or until a successor is elected, and (2) transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on September 8, 2011 as the record date for the determination of holders of our common stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting shall be open for the examination of any stockholder, for any purpose relevant to the Annual Meeting, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting at our offices at 5929 Baker Road, Suite 400, Minnetonka, MN 55345.

A copy of the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2010 (the “Annual Report”), which accompanies this notice, contains financial and other information about us. See “Annual and Quarterly Reports” below.

By Order of the Board of Directors
of Cycle Country Accessories Corp.

/s/ Robert Davis
Chief Executive Officer

Minnetonka, Minnesota

September 16, 2011

Your vote is important. Whether or not you expect to attend the Annual Meeting, please read the attached Proxy Statement and then promptly complete, date, sign and return the enclosed proxy card in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from such broker, bank or other nominee a proxy card issued in your name. Contact your broker, bank or other nominee for instructions.

CYCLE COUNTRY ACCESSORIES CORP.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 28, 2011

SOLICITATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors of Cycle Country Accessories Corp. (the “Company”) to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held at the Company’s offices at 5929 Baker Road, Suite 400, Minnetonka, MN 55345, beginning at 8:30 a.m. local time on September 28, 2011, or at any adjournment thereof. The accompanying Notice of Annual Meeting, this Proxy Statement and the enclosed form of proxy are first being mailed or given to stockholders on or about September 16, 2011. Whether or not you expect to attend the Annual Meeting in person, please return your executed proxy in the enclosed envelope, and the shares represented thereby will be voted in accordance with your wishes.

Solicitation of proxies is being made by the Company and will be made primarily by mail. In addition to solicitation by mail, officers, directors and employees of the Company may solicit personally, by mail or telephone if proxies are not promptly received. The cost of solicitation will be borne by the Company and will include reimbursement paid to banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses of forwarding solicitation materials to the beneficial owners of the Company’s common stock.

The Company’s offices are located at 5929 Baker Road, Suite 400, Minnetonka, MN 55345.

REVOCATION OF PROXY

If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying our Chief Executive Officer in writing at the Company’s address listed above at any time prior to the voting of the proxy. A properly executed proxy with a later date will also revoke a previously furnished proxy.

RECORD DATE

Only stockholders of record at the close of business on September 8, 2011, will be entitled to vote at the Annual Meeting or any adjournment thereof.

ACTIONS TO BE TAKEN

Unless otherwise directed, the persons named in the enclosed form of proxy will vote your shares:

1. For the election of the person named herein as a nominee for Class III Director of the Company, for a term expiring at the 2014 Annual Meeting of Stockholders or until his successor has been duly elected and qualified; and

2. According to such person’s judgment on the transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

Should the nominee named herein for election as a director become unavailable for any reason, the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause the nominee to be unavailable to serve.

VOTING SECURITIES AND VOTING RIGHTS

On September 8, 2011, there were outstanding 6,957,328 shares of Common Stock, each of which is entitled to one vote on all matters submitted, including the election of directors. There are no cumulative voting rights.

One-third of the outstanding shares present or represented by proxy will constitute a quorum at the meeting. The affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect the person nominated for director. Shares present at the meeting but which abstain or are represented by proxies which are marked “WITHHOLD AUTHORITY” with respect to the election of a person to serve on the Board of Directors will be considered in determining whether the requisite number of affirmative votes are cast on such matter. Accordingly, such proxies will have the same effect as a vote against the nominee as to which such abstention or direction applies. Shares not present at the meeting will not affect the election of a director assuming a quorum is present.  The vote required for the approval of any other matter properly brought before the meeting will be the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

While counted for quorum purposes, shares represented by a proxy as to which there is a “broker non-vote” (for example, where a broker does not have discretionary authority to vote the shares) as to one or more matters to be voted on shall not be deemed represented at the meeting as to such matter or matters and, therefore, will have no effect thereon.

Votes will be counted by duly appointed inspectors of election, whose responsibilities are to ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at the meeting and the validity of proxies and ballots, count all votes and report the results to the Company.

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth information regarding the beneficial ownership of our common stock as of September 8, 2011 by each current director (including the nominee), each Named Executive Officer, the directors and officers as a group, and each stockholder known by us to beneficially own more than 5% of our common stock.

As of September 8, 2011, we had 6.957,328 shares of Common Stock outstanding.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after September 8, 2011, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing the ownership percentage of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Current Directors (including the nominee) and Named Executive Officers.

Robert Davis, CEO, CFO and Director (director since 2009)	1,005,809 (direct)	14.46%
c/o Cycle Country Accessories Corp.
5929 Baker Road, Suite 400
Minnetonka, MN 55345

Paul DeShaw, Director (director since 2010) (1)	2,284,560 (direct)	32.96%
c/o Cycle Country Accessories Corp.	8,700 (indirect)
5929 Baker Road, Suite 400
Minnetonka, MN 55345

Lance Morgan, Director Nominee (director since 2011) (2)	95,528 (indirect)	1.37%
c/o Cycle Country Accessories Corp.
5929 Baker Road, Suite 400
Minnetonka, MN 55345

All Officers and Directors as a Group (3 persons)	3,394,597 (total)	48.79%

Principal Stockholders

Hummingbird Management, LLC (3)	412,922 (direct)	5.94%
Hummingbird Value Fund LP
The Tersier Nanocap Value Fund LP
Hummingbird Capital, LLC
Paul D. Sonkin.
145 East 57th Street - 8th Floor
New York, New York 10022

(1)   Includes 8,700 shares held in the name of Mr. DeShaw's spouse.

(2)   Consists of shares owned by Ho-Chunk, Inc., of which Mr. Morgan is the Chief Executive Officer.  Mr. Morgan has sole voting and dispositive power over these shares, but has no personal ownership of Ho-Chunk, Inc. or these shares.

(3)   Consists of 101,000 shares owned by Hummingbird Value Fund, LP and 311,922 shares owned by The Tarsier Nanocap Value Fund, L.P. Hummingbird Management, LLC serves as the investment manager of each of Hummingbird Value Fund, LP and The Tarsier Nanocap Value Fund, L.P.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file reports of ownership and changes in ownership with the SEC.  Such individuals must furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of such forms furnished to us or written representations that no reports were required to be filed, we believe that all such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the 2010 fiscal year except that Messrs. Davis, DeShaw, and Thralow each failed to timely file one Form 4 for the share awards approved at our 2010 annual stockholder meeting.  Mr. Jeffrey Tetzlaff, our former President and CEO, who resigned effective December 31, 2010, also failed to timely file one Form 4 for the share awards approved at our 2010 annual stockholder meeting.

PROPOSAL – ELECTION OF DIRECTORS

Our Board currently consists of three (3) directors.  Our Bylaws provide that the Board will consist of not less than two nor more than twelve directors.  The Board reserves the right to increase the size of the Board as provided in our Bylaws.  Lance Morgan was appointed as a director by our Board in accordance with our Bylaws, effective as of September 15, 2011, to fill a vacancy.  Our Board expects to appoint another independent director prior to our Annual Meeting.

Our Articles of Incorporation and Bylaws divide the Board into three classes.  One class is elected each year to serve a three-year term.  The term of the current Class III Director expires at the Annual Meeting.

The full Board has nominated, as recommended and approved by the independent board member, Mr. Morgan for election as a Class III director for a term expiring at the 2014 annual meeting of stockholders and until his successor has been qualified, or until his earlier death, resignation or removal. Mr. Morgan has not served on the Board prior to his recent appointment in 2011.  The nominee has agreed to serve if elected, and the Board has no reason to believe he will be unable to serve. If the nominee for director is unable to serve, the persons named in the proxy may vote for a substitute nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MR. MORGAN AS A DIRECTOR TO HOLD OFFICE UNTIL THE 2014 ANNUAL MEETING OF STOCKHOLDERS.

The following table sets forth for the nominee and each continuing director, such person’s age, principal occupation for at least the last five years, present position with us, the year in which such director was first elected or appointed a director, directorships with other public companies, and the class of such director.

For Election at the Annual Meeting

Class III: Nominee to serve until 2014

Name	Age	Principal Occupation	Director Since

Lance Morgan	43
Mr. Morgan is the founder, president and Chief Executive Officer of Ho-Chunk, Inc., an economic development corporation of the Winnebago Tribe of Nebraska.  He is also a partner of Fredericks Peebles & Morgan LLP, a national law firm specializing in Indian law, economic development and Indian gaming. As founder of Ho-Chunk, he helped lead the company from a start-up in 1995 with no revenues and one employee to what is now a tribal conglomerate with more than $200 million in revenues, 1,100 employees, and operations in diverse industries, including Native American tobacco products, Native-blended gasoline products, hotel development, retail products, government contracting, modular homes and Indianz.Com, the largest Native news and information Web site.  Mr. Morgan is a graduate of the University of Nebraska and Harvard Law School.
			2011

Continuing Directors

Class II: To serve until 2013

Name	Age	Principal Occupation	Director Since

Paul DeShaw	68	Mr. DeShaw is a long-standing investor in Cycle Country Accessories Corp. He is also a Director of BDFSC Holdings Corp. and a Vice President of Broker Dealer Financial Services Corp., and has been with that firm since 1995.	2010

Class I: To serve until 2012

Name	Age	Principal Occupation	Director Since

Robert Davis	50	Mr. Davis is our Chief Executive Officer. Prior to this role, he was an engaged by us as a turnaround consultant and acted as the interim Chief Financial Officer. Through his firm, Bene Merenti LLC, he has been an entrepreneurial CEO for over 20 years, having bought, started, lead, and sold many companies in that period.	2009

Board and Committee Meetings

The Board conducts its business through meetings and actions by unanimous written consent of the full Board and through its Audit Committee.  During the fiscal year ended September 30, 2010, the Board held four meetings and the Audit Committee held three meetings.  During the fiscal year ended September 30, 2010, each director attended at least 75% of the meetings of the Board and the committee(s), if any, on which he served.

Determination of Director Independence

American Stock Exchange (“Amex”) rules require that no less than 50% of our Board be “independent.”  Under the Amex rules, the Board must make an affirmative determination that a director is independent by determining that the director has no relationships that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has reviewed the independence of its directors under the Amex rules and determined that Messrs. DeShaw and Morgan are independent.

Board Leadership Structure and Lead Director

Our Chief Executive Officer, Robert Davis, also serves as our Chairman of the Board. Mr. Davis has served on the Board since 2009 and replaced Jeffrey Tetzlaff, who resigned from the Board effective December 31, 2010.

The Board has determined that having our Chief Executive Officer also serve as Chairman is in the best interest of our stockholders. This structure makes the best use of the Chief Executive Officer’s knowledge of our company and its industry in setting the strategic direction of our company, as well as fostering greater communication between our management and the Board.

The Board has not appointed a Lead Independent Director as of this date. Because the Board currently has only two independent directors, any actions requiring approval of a majority of independent directors requires the unanimous approval of both directors.

Committees of the Board

The Board has a standing Audit Committee and no other standing committees.

Audit Committee

Our Audit Committee currently consists of two directors with one vacancy.  Mr. Morgan is currently the only member of the Audit Committee and also serves as Audit Committee chairman.  Mr. Morgan is an independent director as defined by Amex rules and is also an Audit Committee Financial Expert as defined by SEC rules.  Our Board expects to appoint another independent director prior to the Annual Meeting, who will also be appointed to the Audit Committee..  The Audit Committee does not have a charter.

The Audit Committee is responsible for, among other things:

•	directly appointing our independent registered public accountants;
•	discussing with our independent registered public accountants their independence from management;
•	reviewing with our independent registered public accountants the scope and results of their audit;
•	approving all audit services and pre-approving all permissible non-audit services to be performed by the independent registered public accountants;
•	overseeing the financial reporting process and discussing with management and our independent registered public accountants the interim and annual financial statements that we file with the SEC; and
•	reviewing and monitoring our accounting principles, policies and financial and accounting controls.

Compensation Committee

The Board does not currently have a standing Compensation Committee. The Board believes it is appropriate for us not to have such a committee because of its status as a “Smaller Reporting Company” and it has delegated to the independent members of the Board the authority to establish executive officer compensation.

Nominating Committee

The Board does not currently have a standing Nominating Committee or a charter regarding the nominating process. The Board believes that it is appropriate for it not to have such a committee because it has delegated to its independent directors the authority to identify, evaluate and recommend qualified nominees for election or appointment to our Board.

Director’s Compensation

For fiscal year 2010, our independent directors received 50,000 shares of restricted common stock as compensation for serving on our board of directors. These shares vest pro-rata over the three-years of their term on the Board.  For the fiscal year ended September 30, 2010, the non-management directors were issued a total of 16,667 shares of common stock under such Plan, having a market value when issued of $5,833. Directors who are employees of our company receive no additional compensation for their service on the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Comp. ($)
Paul DeShaw	—	—	—	—	—	—
Robert Davis	—	—	—	—	—	—
Daniel Thralow (1)	—	$5,833	—	—	—	—
Jeffrey M. Tetzlaff (2)	—	—	—	—	—	—

(1)
Daniel Thralow was elected to the board in 2009 to serve until 2012. Effective December 31, 2010, Mr. Thralow resigned his position as a member of the Board. As of September 30, 2010, Mr. Thralow was vested in one-third of a 50,000 share compensation award approved by the stockholders to be vested over three years.

(2)
Jeffrey Tetzlaff was formerly the President and CEO.  He resigned his position as the President and CEO and as a member of the Board effective December 31, 2010, and forfeited the shares previously granted to him under his Executive Employment Agreement dated July 1, 2010, as part of a Seperation Agreement and Release of Claims dated effective December 31, 2010 that was previously disclosed.

CORPORATE GOVERNANCE

Selection of Director Nominees

The Board does not currently have a standing Nominating Committee or a charter regarding the nominating process. The vote of a majority of the independent directors is required to approve a nominee for recommendation to the Board.  In selecting candidates for appointment or re-election to the Board, the independent directors consider the appropriate balance of experience, skills and characteristics required of the Board, and seeks to insure that at least a majority of the directors are independent.  Nominees for director are selected on the basis of their depth and breadth of experience, understanding of our business environment, and willingness to devote adequate time to Board duties.

Stockholder Nominations.  Stockholders who wish to recommend nominees for consideration by our independent directors must submit their nominations in writing to our Corporate Secretary. Submissions must include sufficient biographical information concerning the recommended individual for the committee to consider, including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and comprehend basic financial statements, and other board memberships (if any) held by the recommended individual.  The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders. The independent directors may consider such stockholder recommendations when it evaluates and recommends nominees to the Board for submission to the stockholders at each annual meeting.  Stockholder nominations made in accordance with these procedures and requirements must be addressed to our Corporate Secretary, at 5929 Baker Road, Suite 400, Minnetonka, MN 55345.

In addition, stockholders may nominate directors for election without consideration by the Board. Any stockholder of record may nominate an individual by following the procedures and deadlines and by complying with the eligibility, advance notice and other provisions, all as set forth in our bylaws.  See “Stockholder Information for Future Annual Meetings” set forth below.  Under our bylaws, a stockholder is eligible to submit a stockholder proposal if the stockholder is of record and entitled to vote at the annual meeting. The stockholder also must provide timely notice of the proposal to us. To be timely, the stockholder must provide advance notice not less than 120 calendar days before the date of our proxy statement released to stockholders in connection with the previous year’s annual meeting.

The Board did not receive any recommended nominee from any stockholder or group of stockholders that beneficially owned more than 5% of our common stock for at least one year as of the date of the recommendation.

Board’s Role in Risk Oversight

Our management is principally responsible for defining, identifying and assessing the various risks facing our Company, formulating risk management policies and procedures and managing our risk exposures on a day-to-day basis. Management provides the Board an annual risk assessment with quarterly updates. The Board’s responsibility is to oversee our risk management processes by understanding and evaluating management’s identification, assessment and management of our critical risks.

The Board as a whole has responsibility for this risk oversight. Areas of focus include strategic, operational, liquidity, market, financial, reporting, succession, compensation, compliance and other risks.

Stockholder Communications with the Board

A stockholder who wishes to communicate with our Board, specific individual directors or the non-employee directors as a group, may do so by directing a written request addressed to such director(s) in care of the Corporate Secretary at the address appearing on the first page of this proxy statement.  Such communication will be directed to the intended director, group of directors or the entire Board, as the case may be.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to our directors, officers (including our principal executive officer, principal financial officer and principal accounting officer), and employees, known as the Code of Ethics and Standards of Conduct. The Code of Ethics and Standards of Conduct is available on our website. In the event that we amend or waive any of the provisions of the Code of Ethics and Standards of Conduct applicable to our principal executive officer, principal financial officer, or principal accounting officer, we intend to disclose the same on our website at www.cyclecountry.com.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

From time to time, we have engaged in various transactions with certain of its directors, executive officers and other affiliated parties. The following paragraphs summarize certain information concerning certain transactions and relationships that have occurred during the past fiscal year or are currently proposed.

In fiscal 2010, we provided contract manufacturing services to AERO Race Wheels, Inc. which generated approximately $139,000 in revenue. There was no balance in accounts receivable at September 30, 2010. AERO Race Wheels is owned by Mr. F.L. Miller who was a Director of the Company from 2001 through August 10, 2009, as well as the Chairman of our Board for the fiscal year ended September 30, 2008 and for the period ended August 10, 2009.

Review and Approval of Related Person Transactions

We review relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are disclosed in our proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, the Committee considers:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including, without limitation, the amount and type of transaction;
•	the importance of the transaction to the related person;
•	the importance of the transaction to us;
•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of our company; and
•	any other matters the Committee deems appropriate.

Our executive officers are responsible for applying this policy to related parties. No specific procedures are in place, however, that govern the treatment of transactions among us and our related entities, although we and such entities may implement specific procedures as appropriate for particular transactions. With respect to transactions between or involving us and one or more of our related parties, if the transaction, in our opinion, is no less favorable to us than could be obtained from unrelated parties, or the transaction, in the absence of stockholder ratification or approval by our independent directors, is fair to all companies involved, in many instances, are in our best interests. In certain instances, our executive officers may seek the approval or ratification of such transactions by our independent directors, but there is no quantified threshold for seeking this approval.

EXECUTIVE COMPENSATION

Compensation Committee Report

Our independent directors are, among other things, responsible for:

•	making recommendations to the Board and to the boards of subsidiaries on all matters of policy and procedures relating to executive compensation;
•
reviewing and approving corporate goals and objectives relevant to the chief executive officer’s compensation, and determining and approving the chief executive officer’s compensation level based on the Board’s performance evaluation of the chief executive officer;

•	determining and approving the compensation of the other executive officers;
•	reviewing, recommending, and discussing with management the compensation discussion and analysis section included in our annual proxy statement; and
•	evaluating its performance on an annual basis.

Our independent directors seek input from the CEO and CFO on compensation decisions and performance appraisals for all other officers.  However, all executive officer compensation matters are approved by our independent directors.  During fiscal 2010, the independent directors were Messrs. DeShaw and Thralow.  Mr. Thralow resigned from the board effective December 31, 2010.  Our independent directors currently consist of Messrs. DeShaw and Morgan.  Our Board plans to appoint another independent director prior to the Annual Meeting.

Our independent directors are given the opportunity to meet in executive session at each meeting of the Board. When possible, our independent directors preview and discuss significant compensation decisions at one meeting before giving formal approval at a subsequent meeting.

Compensation Policies and Practices as They Relate to Risk Management.

We believe that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.  In reaching this conclusion, we considered the following:

•
We do not grant equity awards to our employees generally or other persons who provide services to us, which mitigates taking excessive or inappropriate risk for short-term gain that might be rewarded by equity compensation;

•
Certain of our employees, including our executive officers, are eligible to receive incentive bonus payments determined on a discretionary basis that do not guarantee an employee a particular level of bonus based on the achievement of a specified performance or financial target, which also mitigates taking excessive or inappropriate risk to meet specific bonus formulas, but is intended to incentivize performance of the eligible employees;

•
Our experience is that our employees are appropriately motivated by our compensation policies and practices to achieve profits and other business objectives in compliance with our oversight of material short and long-term risks;

•
The equity compensation awards to our executive officers aligns the interests of the executive officers with the interest of our stockholders and the vesting of such awards over time is intended to encourage long term growth and mitigate the taking of short term risk; and

•	Compensation of the executive officers is approved by the independent directors , who, as members of the Board also have responsibility for risk oversight for our company.

Enhancing the effectiveness of our compensation structure, including an evaluation of foreseeable negative consequences, is considered in the establishment of our compensation structure and is reevaluated by management and the Board from time to time.

Summary Compensation Table

The following table sets forth the total compensation paid during the periods indicated to (1) each person who served as the principal executive officer of our company during fiscal year 2010, (2) our two most highly compensated executive officers as of September 30, 2010 with compensation during fiscal year 2010 of $100,000 or more; and (3) up to two additional individuals, if any, who would have otherwise been included under clause (2) above but for the fact that they were not serving as an executive officer as of September 30, 2010 (the “named executive officers”).

	Name and Principal Position	Fiscal Year	Salary	Bonus		Other Annual Comp	Restricted Stock Awards		Securities Underlying Options	LTIP Payouts	All Other Comp
(1)	Robert Davis, CEO and CFO	2010	59,615	135,000	(3)		50,291	(6)			121,346	(9)
		2009	—	—		—	—		—	—	116,876	(9)

(2)	Jeffrey Tetzlaff, Former CEO	2010	176,731	135,000	(4)		63,624	(7)			4,195	(10)
		2009	150,000	25,000	(5)	—	4,167	(8)	—	—	3,659	(11)

(1)
Mr. Davis served as Interim Chief Financial Officer as a consultant, and was paid through his company, Bene Merenti, LLC, from January 1, 2009 until July 1, 2010 at which time he was named the Company’s Chief Operating Officer and Chief Financial Officer. As of December 31, 2010, Mr. Davis was also named Chief Executive Officer.

(2)	Resigned effective December 31, 2010
(3)	Includes $60,000 signing bonus and $75,000 performance bonus earned in 2009 and paid in fiscal year 2010.
(4)
Includes $60,000 signing bonus and $75,000 performance bonus earned and accrued in fiscal year 2010. $50,000 was paid in fiscal year 2011, the balance will be paid under the Separation Agreement and Release of Claims disclosed elsewhere in this filing.

(5)	Signing bonus
(6)	Shares accrued in 2010 as part of an Employment Agreement effective July 1, 2010 and not yet vested
(7)
Includes $13,333 for 33,332 shares vested and issued in fiscal year 2010 and $50,291 for shares accrued in fiscal year 2010 as part of an Employment Agreement effective July 1, 2010 and not yet vested. Shares subject to the $50,291 were forfeited and cancelled subject to a Separation Agreement and Release of Claims.

(8)	16,666 shares vested in fiscal year 2009
(9)	Amounts paid to Mr. Davis’ consulting firm, Bene Merenti LLC for his services as Interim Chief Financial Officer.
(10)	Comprised of $4,195 of health insurance.
(11)	Comprised of $3,659 of health insurance.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of September 30, 2010.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested $	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Jeffrey Tetzlaff (1)	––	––	––	––	––	1,005,809	$352,033	––	––
Robert Davis (2)	––	––	––	––	––	1,005,809	$352,033	––	––

(1)	Jeffrey Tetzlaff forfeited his award in connection with his resignation and his Seperation Agreement and Release of Claims, effective December 31, 2010.
(2)	402,324 shares were vested effective October 1, 2010, and 603,485 shares were vested effective July 1, 2011

Employment Agreements

We have entered into employment agreements with certain of our officers as follows:

We entered into a new employment agreement with Jeffrey Tetzlaff, our former President and Chief Executive Officer, effective as of July 1, 2010 for an initial term of three years. The agreement called for Mr. Tetzlaff to receive an annual income of $250,000 per year, a $60,000 signing bonus, and a conditional grant of restricted stock equal to 12.5% of the fully diluted shares outstanding.  The agreement also provided for Mr. Tetzlaff to receive standard benefits such as health insurance coverage, 401(k)retirement savings plan, sick and vacation time, and cafeteria plan.  In connection with Mr. Tetzlaff’s resignation, we entered into a Separation Agreement and Release of Claims with Mr. Tetzlaff dated December 31, 2010 which provides for, among other things, the payment of $240,000 in equal payments over twenty-four (24) months, a continuation of certain benefits, a limited mutual release of claims and Mr. Tetzlaff’s agreement to surrender the shares of Company stock Mr. Tetzlaff was awarded under his Executive Employment Agreement, dated as of July 1, 2010.

We entered into an employment agreement with Robert Davis, our Chief Operating and Chief Financial Officer, also effective July 1, 2010 for an initial term of three years. The agreement calls for Mr. Davis to receive an annual income of $250,000 per year, a $60,000 signing bonus, and a conditional grant of restricted stock equal to 12.5% of the fully diluted shares outstanding. The agreement also provides for Mr. Davis to receive standard benefits such as health insurance coverage, 401(k) retirement savings plan, sick and vacation time, and cafeteria plan.

INDEPENDENT AUDITORS

Audit and Non-Audit Fees

The following table sets forth the fees billed to us for the fiscal years ended September 30, 2009 and 2010 by Boulay, Heutmaker, Zibell & Co. P.L.L.P.

	Fiscal 2010	Fiscal 2009
Audit Fees	$210,472	$136,524
Audit-Related Fees	42,630	14,512
Tax Fees	22,742	23,080
All Other Fees	93,695	—
Total Fees	$369,539	$174,116

Audit Fees —Includes audit of our annual financial statements, review of our quarterly reports on Form10-Q, and consents and assistance with and review of registration statements filed with the SEC.

Audit-Related Fees —Includes accounting consultations related to GAAP and the application of GAAP and includes time and research provided to us including work related to the misappropriations of funds discussed in our Annual Report.

Tax Fees —Includes tax compliance and consulting.

All Other Fees — Includes time and research related services provided to us including work related to the misappropriations of funds discussed in our Annual Report.

The Audit Committee of our company pre-approved all fees discussed above.

Audit Committee Pre-Approval Policy

To ensure the independence of our independent auditor and to comply with applicable securities laws, listing standards, and the Audit Committee charter, a Audit Committee is responsible for reviewing, deliberating and, if appropriate, pre-approving all audit, audit-related, and non-audit services to be performed by our independent auditors. For that purpose, the Audit Committee has established a policy and related procedures regarding the pre-approval of all audit, audit-related, and non-audit services to be performed by our independent auditor (the “Policy”).

The Policy provides that our independent auditor may not perform any audit, audit-related, or non-audit service for us, subject to those exceptions that may be permitted by applicable law, unless: (1) the service has been pre-approved by the Audit Committee, or (2) we engaged the independent auditor to perform the service pursuant to the pre-approval provisions of the Policy.  In addition, the Policy prohibits the Audit Committee from pre-approving certain non-audit services that are prohibited from being performed by our independent auditor by applicable securities laws. The Policy also provides that the Chief Financial Officer will periodically update the Audit Committee as to services provided by the independent auditor. With respect to each such service, the independent auditor provides detailed back-up documentation to the Audit Committee and the Chief Financial Officer.

Audit Committee Report

The responsibilities of the Audit Committee are provided in its Charter, which has been approved by our Board. The Audit Committee Charter was most recently revised and approved by the Board on December 18, 2002.

In fulfilling its oversight responsibilities with respect to the September 30, 2010 financial statements, the Audit Committee, among other things, has:

•
reviewed and discussed with management our audited financial statements as of and for the fiscal year ended September 30, 2010, including a discussion of the quality and acceptability of our financial reporting and internal controls;

•
discussed with our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments and estimates and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No.61, Communication with Audit Committees , as amended, by the Auditing Standards Board of American Institute of Certified Public Accountants;

•
discussed with our independent registered public accounting firm its independence from management and us, received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by Independence Standard No.1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and considered the compatibility of non-audit services with our independent registered public accounting firm’s independence; and

•	discussed with our independent registered public accounting firm the overall scope and plans for its audit.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Respectfully submitted,

Paul DeShaw, Chairman of the Audit Committee

(resigned as chairman and member of the Audit Committee effective upon the appointment of Mr. Morgan as director on September 15, 2011)

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of this proxy statement or annual report is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue delivering multiple copies.  We will deliver promptly upon request a separate copy of this proxy statement or annual report, as applicable, to any stockholder at your address.  If you wish to receive a separate copy of the proxy statement or annual report, you may call us at (952) 215-3100 or send a written request to Cycle Country Accessories Corp., 5929 Baker Road, Suite 400, Minnetonka, MN 55345, Attention: Corporate Secretary.  Alternatively, stockholders sharing an address who now receive multiple copies of the proxy statement or annual report may request delivery of a single copy also by calling us at the number or writing to us at the address listed above.

ANNUAL AND QUARTERLY REPORTS

We filed our Annual Report for the fiscal year ended September 30, 2010 on Form 10-K with the SEC on January 18, 2010.  A copy of the Annual Report is included with this Proxy Statement.  Copies of our Annual Report (including Exhibits) are also available free of charge in print to investors who request them in writing from our Secretary (at the address on the cover page). Filings which we make with the SEC also contain additional information and may be obtained on the SEC’s website at www.sec.gov.  Additional information concerning our company is available on our website at http://www.cyclecountry.com.

STOCKHOLDER INFORMATION
FOR FUTURE ANNUAL MEETINGS

Stockholder proposals intended to be presented at the 2012 Annual Meeting of Stockholders must be received by us not later than January 31, 2012, for inclusion in our proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Stockholder proposals and nominations for directors made outside of Rule14a-8 under the Securities Exchange Act may be considered at the 2012 Annual Meeting of Stockholders only if timely notice is given to us by April 23, 2012.  Such notice must include a description of the proposed business and the reasons therefore.  The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for action in accordance with applicable law.  These requirements are separate from the procedural requirements a stockholder must meet to have a proposal included in our proxy statement.

By Order of the Board,

CYCLE COUNTRY ACCESSORIES CORP.

Date: September 16, 2011	By:	/s/ Robert Davis
Robert Davis,
its Chief Executive Officer

PROXY

CYCLE COUNTRY ACCESSORIES CORP.
ANNUAL MEETING OF STOCKHOLDERS
September 28, 2011

The undersigned hereby appoints Robert Davis, with full power of substitution, or if Mr. Davis is unable or declines to exercise such rights hereunder, the undersigned appoints James C. Creigh, attorney for the Company, with full power of substitution, the true and lawful attorney and proxy of the undersigned to vote all the shares of Common Stock of Cycle Country Accessories Corp. owned by the undersigned at the Annual Meeting of Stockholders to be held at the Company’s offices at 5929 Baker Road, Suite 400, Minnetonka, MN 55345, beginning at 8:30 a.m. local time, Wednesday, September 28, 2011, and at any adjournment or postponement thereof, on the following items of business as set forth in the Notice of Annual Meeting and Proxy Statement:

1.
 ELECTION OF DIRECTORS:

Nominee:  Lance Morgan

☐       FOR the nominee (or such other person designated by the Board of Directors to replace any unavailable nominee)
☐  WITHHOLD AUTHORITY to vote for the nominee.

2.	OTHER MATTERS In his discretion with respect to the transaction of such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PERSON NOMINATED BY THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Number of shares of Common Stock owned	DATE	, 2011
On September 8, 2011 and voted hereunder:

Please date and sign exactly as your name appears on the envelope. In the case of joint holders, each should sign. When signing as attorney, executor, etc., give full title. If signer is a corporation, execute in full corporate name by authorized officer.